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                                                                  EXHIBIT 10.17


                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This Second Amendment to Employment Agreement (the "Second Amendment") is executed and dated effective as of the 29th day of October, 2002 between Zonagen, Inc. (the "Company") and Joseph S. Podolski (the "Employee").

         WHEREAS, the Company and Employee entered into an Employment Agreement dated as of January 1, 1993, as amended by the First Amendment to Employment Agreement dated January 31, 2001 (as amended, the "Employment Agreement") which has been renewed for successive terms pursuant to its terms;

         WHEREAS, the Company and Employee now wish to amend certain provisions of the Employment Agreement for clarification;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties hereto agree as follows:

         1. Capitalized terms used but not defined herein have the respective meanings set forth in the Employment Agreement.

         2. Section 4(e) of the Employment Agreement is hereby amended by replacing it in its entirety with the following:

                  "(e) In the event that Employee terminates his employment for Good Reason (as defined in Section 6(c) below) or Employee's employment is terminated by the Company without Cause within twelve months following a Change of Control (as defined below) of the Company, the Employee shall receive a cash lump sum bonus payment of the amount necessary to provide him with the present value of the aggregate amount of payments (plus interest as described below) set forth in the schedule below. For this purpose, such present value shall be determined as of the closing of the Change of Control (i) assuming that a termination of Employee's employment for one of the reasons described in the immediately preceding sentence will occur upon such closing date and (ii) using an annual interest rate equal to the prime rate posted by the bank that serves as the Employer's (or any successor's) principal banking connection as of the closing date of the Change of Control. Such bonus payment shall be in consideration for (i) past services and services rendered in connection with Change of Control and
         (ii) to the extent reasonable and to the extent necessary to avoid application of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the consulting services required to be rendered by Employee during the first twelve (12) months after a Change of Control pursuant to Section 6(c) below. Employee agrees to defer payment of such lump sum bonus payment (and any earnings thereon) in accordance with and upon the following schedule, subject only to such payroll and withholding deductions as are required by applicable federal and state laws. Such payments shall be in lieu of any other severance payments payable to Employee under Section 6(a) of the Employment Agreement, provided however that Employee shall be entitled to continue to receive the benefits coverage for twelve (12) months following termination of employment as provided in such Section 6(a). All funds required

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         to be paid to Employee pursuant to the terms hereof shall be segregated and contributed to the irrevocable Joe Podolski Rabbi Trust, a copy of which is attached hereto, by the Company or the successor or acquiring company for the benefit of the Employee upon closing of the Change of Control, and maintained there (subject to the terms of such trust regarding insolvency of the Company) until paid pursuant to the terms hereof in accordance with the following schedule:

                  On the closing of the Change of Control: The Employee's then current monthly rate of base salary in affect on the date of closing of the Change of Control multiplied by twelve (12)

         On first, second, third, and fourth anniversary dates of the Change of
         Control:                                                $150,000.00

         On the fifth anniversary date of the Change of Control: $125,000.00

         On the sixth anniversary date of the Change of Control:  $75,000.00

         Such payments shall be made to Employee, or to his heirs or representative in the event of his death, and shall be credited with interest, from such due date until paid, at an annual rate equal to the prime rate posted by the bank that serves as the Employer's (or any successor's) principal banking connection as of the due date of the payment. Employee shall have the status of a general unsecured creditor of the Company with respect to the bonus payments required to be paid by the Company under this Section 4(e), and the Company's obligation to pay such bonus constitutes a mere promise by the Company to make such payments in the future. Employee's rights to receive such bonus payments shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Employee or any beneficiary of Employee. It is the intention of the parties hereto that this deferred bonus arrangement be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, to the extent applicable.

         3. Except as amended and modified by this Second Amendment, the Employment Agreement shall continue in full force and effect. The Employment Agreement and this Second Amendment shall be construed as one and the same instrument.

         4. This Second Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Second Amendment to produce or account for more than one such counterpart.

         5. This Second Amendment (i) constitutes the entire contract between the parties relative to the amendments to the Employment Agreement made hereby,
(ii) supersedes all prior agreements, consents and undertakings relating to such amendments and (iii) may not be contradicted by evidence of prior contemporaneous or subsequent oral agreements of the parties.

         6. This Second Amendment shall be construed and enforced in accordance with the laws of the State of Texas.

         7. This Second Amendment shall be binding upon and shall inure to the benefit of and enforceable by the parties hereto and their respective successors and assigns.


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         IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Employment Agreement effective (the "Effective Date") for all purposes as of the date first above written.

EMPLOYEE:                                    COMPANY:

                                             ZONAGEN, INC.



/s/ Joseph S. Podolski                       By:  /s/ Martin P. Sutter
---------------------------                       ---------------------------
Joseph S. Podolski                                Name:  Martin P. Sutter
                                                  Title: Chairman of the Board


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